EXHIBIT 4.23
IMAX CORPORATION
SIXTEENTH SUPPLEMENTAL INDENTURE
          Sixteenth Supplemental Indenture (this “Sixteenth Supplemental Indenture”), dated as of August 10, 2009 among IMAX Corporation, a corporation incorporated under the federal laws of Canada (the “Company”), the Guarantors named in the Indenture referred to below (the “Existing Guarantors”), the First Supplemental Guarantors named in the Supplemental Indenture referred to below, the Second Supplemental Guarantor named in the Second Supplemental Indenture referred to below, the Fifth Supplemental Guarantor named in the Fifth Supplemental Indenture referred to below, the Sixth Supplemental Guarantor named in the Sixth Supplemental Indenture referred to below, the Seventh Supplemental Guarantor named in the Seventh Supplemental Indenture referred to below, the Eighth Supplemental Guarantor named in the Eighth Supplemental Indenture referred to below, the Tenth Supplemental Guarantor named in the Tenth Supplemental Indenture referred to below, the Eleventh Supplemental Guarantors named in the Eleventh Supplemental Indenture referred to below, the Fourteenth Supplemental Guarantor named in the Fourteenth Supplemental Indenture referred to below, the Fifteenth Supplemental Guarantors named in the Fifteenth Supplemental Indenture referred to below, 7214316 Canada Ltd. (the “Guaranteeing Subsidiary”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 4, 2003, as amended by the First Supplemental Indenture dated as of April 1, 2004 among the Company, the Existing Guarantors, 3D Sea II Ltd. and Taurus-Littrow Productions Inc. (the “First Supplemental Guarantors”) and the Trustee (the “First Supplemental Indenture”), as further amended by the Second Supplemental Indenture dated as of July 14, 2004 among the Company, the Existing Guarantors, the First Supplemental Guarantors and Big Engine Films Inc. (the “Second Supplemental Guarantor”) and the Trustee (the “Second Supplemental Indenture”), as further amended by the Third Supplemental Indenture dated as of February 2, 2005 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor and Automation Productions Ltd. (the “Third Supplemental Guarantor”) and the Trustee (the “Third Supplemental Indenture”), as further amended by the Fourth Supplemental Indenture dated as of April 10, 2006 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, Conversion Films Ltd., Feathered Films Ltd. and Great Ant Productions Ltd. (the “Fourth Supplemental Guarantors”) and the Trustee (the “Fourth Supplemental Indenture”), as further amended by the Fifth Supplemental Indenture dated as of June 19, 2006 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, Acorn Rain Productions Ltd. (the “Fifth Supplemental Guarantor”) and the Trustee (the “Fifth Supplemental Indenture”), as further amended by the Sixth Supplemental Indenture dated as of November 9, 2006 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, Walking Bones Pictures Ltd. (the “Sixth Supplemental Guarantor”) and the Trustee (the “Sixth Supplemental Indenture”), as further amended by the Seventh Supplemental Indenture dated as of January 29, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, Raining Arrows Productions Ltd. (the “Seventh Supplemental Guarantor”) and the Trustee (the “Seventh Supplemental Indenture”), as further amended by the Eighth Supplemental Indenture dated as of March 26, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth

Supplemental Guarantor, the Seventh Supplemental Guarantor, Coral Sea Films Ltd. (the “Eighth Supplemental Guarantor”) and the Trustee (the “Eighth Supplemental Indenture”), as further amended by the Ninth Supplemental Indenture dated as of April 16, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, the Eighth Supplemental Guarantor and the Trustee (the “Ninth Supplemental Indenture”), as further amended by the Tenth Supplemental Indenture dated as of May 30, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, the Eighth Supplemental Guarantor, IMAX International Sales Corporation (the “Tenth Supplemental Guarantor”) and the Trustee (the “Tenth Supplemental Indenture”), as further amended by the Eleventh Supplemental Indenture dated as of September 20, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, the Eighth Supplemental Guarantor, the Tenth Supplemental Guarantor, IMAX Space Productions Ltd., 6822967 Canada Ltd. and 3183 Films Ltd. (the “Eleventh Supplemental Guarantors”) and the Trustee (the “Eleventh Supplemental Indenture”), as further amended by the Twelfth Supplemental Indenture dated as of November 20, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, the Eighth Supplemental Guarantor, the Tenth Supplemental Guarantor, the Eleventh Supplemental Guarantors and 6861806 Canada Ltd. (the “Twelfth Supplemental Guarantor”) and the Trustee (the “Twelfth Supplemental Indenture”), as further amended by the Thirteenth Supplemental Indenture dated as of February 25, 2008 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, the Eighth Supplemental Guarantor, the Tenth Supplemental Guarantor, the Eleventh Supplemental Guarantors, the Twelfth Supplemental Guarantor and Nellcote Pictures Ltd. (the “Thirteenth Supplemental Guarantor”) and the Trustee (the “Thirteenth Supplemental Indenture”), as further amended by the Fourteenth Supplemental Indenture dated as of June 11, 2008 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, the Eighth Supplemental Guarantor, the Tenth Supplemental Guarantor, the Eleventh Supplemental Guarantors, the Twelfth Supplemental Guarantor, the Thirteenth Supplemental Guarantor and The Deep Magic Company Ltd. (the “Fourteenth Supplemental Guarantor”) and the Trustee (the “Fourteenth Supplemental Indenture”), and as further amended by the Fifteenth Supplemental Indenture dated as of February 9, 2009 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, the Eighth Supplemental Guarantor, the Tenth Supplemental Guarantor, the Eleventh Supplemental Guarantors, the Fourteenth Supplemental Guarantor, 71 03077 Canada Ltd., 7109857 Canada Ltd. and Arizona Big Frame Theatres, L.L.C. (the “Fifteenth Supplemental Guarantors”) and the Trustee (the “Fifteenth Supplemental Indenture”) providing for the issuance of 9 5/8% Senior Notes due 2010 (the “Securities”);
          WHEREAS, IMAX Sandde Animation Inc., one of the Existing Guarantors, was dissolved on February 8, 2005, the Third Supplemental Guarantor was dissolved on December 31, 2005, Miami Theatre LLC, one of the Existing Guarantors, was dissolved on June 29, 2007, and IMAX Theatre Management (Scottsdale), Inc., one of the Existing Guarantors, was dissolved on December 28, 2007, and each is therefore no longer a Guarantor;
          WHEREAS, the name of the Fifth Supplemental Guarantor was changed from Acorn Rain Productions Ltd. to Ruth Quentin Films Ltd. on January 29, 2008;

          WHEREAS, the name of 924689 Ontario Inc., one of the Existing Guarantors, was changed to 7096291 Canada Ltd. on December 18, 2008, the name of IMAX (Titanica) Ltd., one of the Existing Guarantors, was changed to 7096194 Canada Ltd. on December 18, 2008, and the name of 3D Sea II Ltd., one of the First Supplemental Guarantors, was changed to 7096267 Canada Ltd. on December 18, 2008.
          WHEREAS, 7096216 Canada Ltd. (formerly Parker Pictures Ltd.), one of the Existing Guarantors, Tantus Films Ltd., one of the Existing Guarantors, 7096259 Canada Ltd. (formerly Tantus II Films Ltd.), one of the Existing Guarantors, 7096224 Canada Ltd. (formerly RPM Pictures Ltd.), one of the Existing Guarantors, the Fourth Supplemental Guarantors, 3183 Films Ltd., one of the Eleventh Supplemental Guarantors, the Twelfth Supplemental Guarantor and the Thirteenth Supplemental Guarantor were amalgamated into 3183 Films Ltd., one of the Eleventh Supplemental Guarantors, on January 1, 2009;
          WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
          WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Sixteenth Supplemental Indenture;
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Special Interest, if any, on the Securities, whether at maturity, by acceleration, redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Securities, and payment of expenses, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article XIII of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Securities or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise.
          The obligations of the Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.
          No past, present or future director, officer, partner, manager, employee, incorporator or stockholder (direct or indirect) of the Guaranteeing Subsidiary (or any such successor entity), as such, shall have any liability for any obligations of such Guaranteeing Subsidiary under this Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, except in their capacity as an obligor or Guarantor of the Securities in accordance with the Indenture.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company’s obligations under the Securities and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.
          The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.
          THE TERMS OF ARTICLE XIII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
          3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SIXTEENTH SUPPLEMENTAL INDENTURE.
          4. Counterparts. The parties may sign any number of copies of this Sixteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

IMAX Corporation
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Executive Vice President, Corporate Services and Corporate Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Sr. Vice President, Finance

Existing Guarantors:

David Keighley Productions 70MM Inc.
IMAX II U.S.A. Inc.
IMAX Chicago Theatre LLC
          By its Managing Member
          IMAX Theatre Holding (California I) Co.
IMAX Minnesota Holding Co.
IMAX Rhode Island Limited Partnership

By its General Partner
          IMAX Providence General Partner Co.
IMAX Scribe Inc.
IMAX Space Ltd.
IMAX Theatre Holding Co.
IMAX Theatre Holdings (OEI) Inc.
IMAX Theatre Management Company
IMAX Theatre Services Ltd.
IMAX U.S.A. Inc.
Nyack Theatre LLC
          By its Managing Member
          IMAX Theatre Holding (Nyack I) Co.
Ridefilm Corporation
Sacramento Theatre LLC
          By its Managing Member
          IMAX Theatre Holding (California I) Co.
Sonics Associates, Inc.
Starboard Theatres Ltd.
1329507 Ontario Inc.
7096291 Canada Ltd.
7096194 Canada Ltd.
IMAX (Titanic) Inc.
IMAX Music Ltd.
IMAX Film Holding Co.
IMAX Indianapolis LLC
IMAX Providence General Partner Co.
IMAX Providence Limited Partner Co.
IMAX Theatre Holding (California I) Co.
IMAX Theatre Holding (California II) Co.
IMAX Theatre Holding (Nyack I) Co.
IMAX Theatre Holding (Nyack II) Co.
Strategic Sponsorship Corporation

By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

First Supplemental Guarantors: Taurus-Littrow Productions Inc. 7096267 Canada Ltd.

By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Second Supplemental Guarantor: Big Engine Films Inc.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Fifth Supplemental Guarantor: Ruth Quentin Films Ltd.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Sixth Supplemental Guarantor: Walking Bones Pictures Ltd.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Seventh Supplemental Guarantor: Raining Arrows Productions Ltd.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Eighth Supplemental Guarantor: Coral Sea Films Ltd.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Tenth Supplemental Guarantor: IMAX International Sales Corporation
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Eleventh Supplemental Guarantors: IMAX Space Productions Ltd. 6822967 Canada Ltd. 3183 Films Ltd.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Fourteenth Supplemental Guarantor: The Deep Magic Company Ltd.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Fifteenth Supplemental Guarantors: 7103077 Canada Ltd. 7109857 Canada Ltd. Arizona Big Frame Theatres, L.L.C.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Guaranteeing Subsidiary: 7214316 Canada Ltd.
By	/s/ G. Mary Ruby
Name:	G. Mary Ruby
Title:	Secretary

By	/s/ Edward MacNeil
Name:	Edward MacNeil
Title:	Vice President

Trustee: U.S. Bank National Association, As Trustee
By:	/s/ Lawrence J. Bell
Name:	Lawrence J. Bell
Title:	Vice President